Exhibit 10.7

AGREEMENT

AGREEMENT dated May 31, 2013, between NanoViricides, Inc. ("NanoViricides"), with its principal place of business at 135 Wood Street, Suite 205, West Haven, Connecticut, and Meeta Vyas ("Vyas"), residing at 155 Parsonage Road. Greenwich, Connecticut.

1.       Employment

The Company agrees to employ Vyas, and Vyas hereby agrees to such employment, subject to the terms and conditions set forth in this Agreement.

2.       Term

The employment of Vyas shall be for a period of three (3) years commencing on the date of their Agreement, renewable annually thereafter upon unanimous approval of the Board of Directors, provided that either party can terminate the employment at any time, for any reason, upon 90 days’ notice (the “Employment Period”).

3.        Compensation

Vyas’ Compensation and Benefits are set forth in Appendix A.

4.       Duties.

Vyas’ Duties are set forth in Appendix A.

5.        Extent of services.

Vyas shall devote such time, attention, and energies to NanoViricides' business as necessary to perform the duties set forth in Schedule A. The parties, in general, estimate that that such services shall require three (3) days per week.

6.        Disclosure of information.

Vyas acknowledges that NanoViricides' trade secrets, including chemical compounds, laboratory technology, and other proprietary information, as may exist from time to time are valuable, special, and unique assets of NanoViricides’ business. During and after the term of her employment, Vyas agrees not to disclose any information acquired by Vyas with respect to any and all confidential and proprietary information of NanoViricides or NanoViricides’ business, and to maintain and follow reasonable procedures to prevent unauthorized disclosure of or use of the confidential information and to prevent it from falling in to the public domain or the possession of unauthorized persons. Vyas agrees that for a period of seven (7) years after termination of employment with NanoViricides, she will hold all confidential and/or proprietary information in strict confidence and will not disclose such confidential or proprietary information to any third party, except as expressly agreed to in writing by an officer of NanoViricides.

Notwithstanding the above, confidential or proprietary information will not include information that is:

i) Lawfully known or available to Vyas from a source other than an employee of NanoViricides or any related or affiliated company;

ii) Already known to Vyas as shown by written records, before its disclosure;

iii) Developed independently by Vyas without the use or consideration of or reference to the confidential or proprietary information of NanoViricides; or

iv) Within, or later falls within, the public domain, without breach of the Agreement by Vyas.

In the event of a breach or threatened breach by Vyas of the provisions of the paragraph, NanoViricides shall be entitled to an injunction restraining Vyas from disclosing, in whole or in part, such confidential or proprietary information or from rendering any services to any person, form, corporation, association, or other entity to whom such confidential or proprietary information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting NanoViricides from pursuing any other remedies available to NanoViricides for such breach or threatened breach, including the recovery of damages from the Vyas. The provisions of the article are supplementary to the provisions of the Restrictive Covenant in Article 9.

7.        Vacation

Vyas’ Vacation and Holiday schedule is set forth in Appendix A.

8.        Termination

A.       Termination by Vyas

Vyas may terminate the agreement by providing NanoViricides with 90 days written notice of Vyas’s intent to terminate her employment and stating the effective date of such termination.

B.       Termination by NanoViricides

Without cause, NanoViricides may terminate the Agreement at any time with 90 days notice to Vyas. However, should NanoViricides terminate this Agreement without cause, the compensation set forth in Schedule A shall continue for the remaining terms of the Agreement.

C.       Surviving Clause

Notwithstanding any termination of the Agreement, whether with cause or without cause, all other provisions of the Agreement remain in full force and effect.

9.        Restrictive covenant.

A.        If the employment of Vyas with NanoViricides shall be terminated for any reason, she shall not provide any services to any competitor, client, or customer of NanoViricides, or any affiliate of NanoViricides then existing, either as an employee, officer, or consultant, nor be associated as an employee, officer, partner of any firm engaged in substantially similar research or drug development as NanoViricides, or any affiliate of NanoViricides the existing, for a period of one year from the effective date of such termination. This restrictive covenant is intended to protect proprietary information and technology disclosed to Vyas as a result of Vyas’ work, and in consideration of the contract.

B.        For purposes of this Agreement, “proprietary information” shall mean any information relating to the business of NanoViricides, or any entity in which NanoViricides has a controlling interest, that has not previously been publicly released by duly authorized representatives of NanoViricides and shall include (but shall not be limited to) information encompassed in all research plans, formulas, proposals, business plans, financial information, costs, pricing information, or investor information and records, and all invention methods, concepts, or ideas used in or reasonably related to the business of NanoViricides or any entity in which NanoViricides or its officers and shareholders have a controlling interest. Vyas agrees to regard and preserve as confidential all proprietary information, whether she has such information in her memory or in writing or other physical form. Vyas will not, without written authority from NanoViricides to do so, directly or indirectly, use for her benefit or purposes, nor disclose to others, either during the term of her employment hereunder or thereafter, except as required by the conditions of her employment hereunder, any proprietary information. Vyas agrees not to remove from the premises of NanoViricides or any subsidiary or affiliate of NanoViricides, except as an employee of NanoViricides in pursuit of the business of NanoViricides or any of its subsidiaries, affiliates or any entity in which NanoViricides has a controlling interest, or except as specifically permitted in writing by NanoViricides any document or object containing or reflecting any proprietary information. Vyas recognizes that all such documents and objects, whether developed by him or by someone else, are the exclusive property of NanoViricides.

C.        All proprietary information and all of Vyas’ interest in patents, patent applications, trade secrets, trademarks, inventions, customer lists, employee lists, procedure, technological innovation, copyrights, developments, and processes hereafter to the end of the period of the employment hereunder developed by Vyas but at NanoViricides' expense are considered automatically assigned to the NanoViricides. Vyas shall execute any and all such assignments and other documents and take any and all such other action as NanoViricides reasonably requests in order to vest in NanoViricides all Vyas' rights, title and interest in all of the aforesaid items, free and clear of any liens or encumbrances.

D.        Vyas expressly agrees that the covenants set forth in this section are given to NanoViricides in connection with the employment of Vyas by NanoViricides and that such covenants are intended to protect NanoViricides against the competition by Vyas, within the terms stated, to the fullest extent deemed reasonable and permitted in law and equity. In the event that the foregoing limitations upon the conduct of Vyas are beyond those permitted by law, such limitation, both as to time and geographical area shall be deemed to be reduced in scope and effect to the maximum extent permitted by law.

10.        Representations of Vyas.

Vyas represents and warrants that neither the execution and delivery of this Agreement nor the performance of her duties hereunder violates the provision of any other agreement to which he is a party or by which he is bound. Vyas further agrees to indemnify NanoViricides for all damages in the event that this representation is breached.

11.        Arbitration.

Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the State of Connecticut in accordance with the rules then obtaining of the American Arbitration Association, and judgment upon the award rendered may be entered and enforced in any court having jurisdiction thereof. However, such arbitration provision shall not act as a stay of NanoViricides’ right to seek a restraining order against Vyas’ actual or anticipatory breach of this Agreement of anticipatory disclosure of confidential or proprietary information.

12.        Notices.

Any notice required or desired to be given under this Agreement shall be deemed given if in writing sent by certified mail to her residence in the case of Vyas, or to its principal office in the case of NanoViricides.

13.        Waiver of breach.

The waiver by NanoViricides of a breach of any provision of this Agreement by Vyas shall not operate or be construed as a waiver of any subsequent breach by Vyas. No waiver shall be valid unless in writing and signed by an authorized officer of NanoViricides.

14.        Entire agreement.

This Agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written upon.

Nanoviricides, Inc.
.

/s/_______________________________
By Anil R. Diwan, President
Duly authorized

/s/_______________________________
Meeta Vyas

Appendix A

Duties, Compensation, and Benefits

NanoViricides reserves the right to change the compensation and benefit policies at any time upon thirty (30) days written notice to Vyas.

1.       Duties

Vyas shall serve as Interim Chief Financial Officer, to perform the usual duties of said offices, and shall have responsibility, subject to direction of the Board of Directors, for participating in the management and direction of NanoViricides' financial operations, and shall perform such specific other tasks consistent with such position as may from time to time be assigned to her by the Board of Directors. Vyas shall devote her business time to the performance of her duties hereunder, and shall devote her labor, skill, attention, and best ability in a manner that will faithfully and diligently further the business and interests of NanoViricides.

2.       Compensation

A.       Base Salary

As compensation for Vyas' services hereunder during the Employment Period, the Company shall pay Vyas a base salary of One Hundred Eight Thousand Dollars ($108,000), payable on a monthly basis.

B.       Series A Preferred Stock

During the employment Period, NanoViricides shall issue 9,000 shares of NanoViricides $0.001par value Series A Convertible Preferred stock (the “Preferred Stock”) each month to Vyas:

The Preferred Stock so received and vested hereunder shall not be sellable by Vyas during the pendency of this Agreement.

3.       Benefits

Vyas is engaged as an independent contractor and, as such, is not entitled to direct company paid benefits. The provisions of this paragraph are not intended to limit, interefere or terminate any existing benefits to which Vyas is entitled.